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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 17, 2001

                                  SIMCALA, INC.
               (Exact name of registrant as specified in charter)

           DELAWARE                      333-53791              34-1780941
       (State or other           (Commission file number)    (I.R.S. Employer
jurisdiction of incorporation)                              Identification No.)

                              1940 OHIO FERRO ROAD
                            MT. MEIGS, ALABAMA 36057
                    (Address of principal executive offices)

                                 (334) 215-7560
              (Registrant's telephone number, including area code)

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ITEM 9.           REGULATION FD DISCLOSURE.

         Simcala, Inc. (the "Company") is furnishing this Report on Form 8-K pursuant to Regulation FD in connection with the disclosure of information regarding the Company's 9 - 5/8% Senior Notes due 2006 (the "Notes"), issued pursuant to the Indenture (the "Indenture") dated as of March 31, 1998 by and between SAC Acquisition Corp., as Acquiror of the Company, and The Bank of New York (f/k/a IBJ Schroder Bank & Trust Company) (the "Trustee").

         On April 16, 2001, the Company failed to make a timely payment of the interest due on the Notes, as it is presently assessing its sales projections. While failure to pay interest does not constitute an Event of Default under the Indenture unless full payment is not made within 30 days, it does trigger certain obligations of the Company to notify the Trustee and the bondholders of the Company's plans to address the overdue interest payment. The Company has prepared a notice to the Trustee regarding the failure to make the above-referenced interest payment.

         The information in this Report on Form 8-K is furnished pursuant to
Item 9 and shall not be deemed to be "filed" for the purpose of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

         The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the Company's expectations or any change in events, conditions or circumstances on which any forward-looking statement is based.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             SIMCALA, INC.


Date: April 17, 2001                         By: /s/ R. Myles Cowan
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                                                R. Myles Cowan
                                                Chief Financial Officer